                                                                     EXHIBIT 2.1

================================================================================

                            ASSET PURCHASE AGREEMENT

                                      among

                           BRIMFIELD ACQUISITION CORP.
                     as the Buyer, a wholly owned subsidiary
                                       of
                          MEDSOURCE TECHNOLOGIES, INC.

                                       and

                            BRIMFIELD PRECISION, INC.
                                 as the Seller,

                                       and

                        Image Guided Technologies, Inc.,
                        as the Shareholder of the Seller

                          Dated as of December 18, 1998

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Sale and Purchase of Assets...................................................1
   Sale and Purchase..........................................................1
   -----------------
   Excluded Assets............................................................3
   ---------------
   Consents...................................................................3
   --------
Assumption of Specified Liabilities...........................................4
   Assumption.................................................................4
   ----------
   Excluded Liabilities.......................................................4
   --------------------
Purchase Price, Payment and Adjustments.......................................5
   Purchase Price.............................................................6
   --------------
   Payment....................................................................6
   -------
   Purchase Price Adjustments.................................................7
   --------------------------
   Transfer Taxes.............................................................9
   --------------
   Allocation of Purchase Price...............................................9
   ----------------------------
Closing......................................................................10
-------
Representations and Warranties of the Seller and the Shareholder.............10
   Organization..............................................................10
   ------------
   Capitalization............................................................10
   --------------
   Authorization; Validity of Agreement......................................10
   ------------------------------------
   No Violations; Consents and Approvals.....................................11
   -------------------------------------
   Financial Statements......................................................11
   --------------------
   No Material Adverse Change................................................12
   --------------------------
   No Undisclosed Liabilities................................................12
   --------------------------
   Litigation; Compliance with Law; Licenses and Permits.....................12
   -----------------------------------------------------
   Employee Benefit Plans; ERISA.............................................13
   -----------------------------
   Real Property.............................................................14
   -------------
   Intellectual Property; Computer Software..................................16
   ----------------------------------------
   Title to Acquired Assets; Capital Budget..................................17
   ----------------------------------------
   Material Contracts........................................................17
   ------------------
   Taxes.....................................................................18
   -----
   Affiliated Party Transactions.............................................19
   -----------------------------
   Environmental Matters.....................................................19
   ---------------------
   No Brokers................................................................21
   ----------
   Receivables...............................................................21
   -----------
   Inventories...............................................................22
   -----------
   Product Claims............................................................22
   --------------
   Warranties and Returns....................................................22
   ----------------------
   Assets Utilized in the Business...........................................22
   -------------------------------
   Insurance.................................................................23
   ---------

                           TABLE OF CONTENTS (Cont'd.)

                                                                            PAGE
                                                                            ----

   Delivery of Documents; Corporate Records..................................23
   ----------------------------------------
   Customers, Suppliers and Distributors.....................................23
   -------------------------------------
   Labor Matters.............................................................23
   -------------
   Directors, Officers and Certain Employees.................................24
   -----------------------------------------
   Year 2000.................................................................24
   ---------
   No Misstatements or Omissions.............................................24
   -----------------------------
Representations and Warranties of the Buyer..................................24
   Organization..............................................................24
   ------------
   Authorization; Validity of Agreement......................................24
   ------------------------------------
   No Violations; Consents and Approvals.....................................25
   -------------------------------------
   Litigation................................................................25
   ----------
Other Agreements of the Parties..............................................25
   Conduct of Business.......................................................25
   -------------------
   Access and Information....................................................27
   ----------------------
   Tax Returns; Taxes........................................................28
   ------------------
   Notice of Developments....................................................29
   ----------------------
   Non-Disclosure of Confidential Information................................29
   ------------------------------------------
   No Solicitation of Employees, Suppliers or Customers......................30
   ----------------------------------------------------
   Non-Competition...........................................................30
   ---------------
   Public Statements.........................................................31
   -----------------
   Other Actions.............................................................31
   -------------
   Change of Name............................................................31
   --------------
   Cooperation on Taxes......................................................31
   --------------------
   Employees.................................................................31
   ---------
   Consents; Releases........................................................33
   ------------------
   Exclusivity...............................................................33
   -----------
   Reserved..................................................................33
   --------
   Interests in Real Property................................................33
   --------------------------
   Information and Payroll Systems...........................................34
   -------------------------------
   Accounts Receivable.......................................................34
   -------------------
Conditions Precedent to the Closing..........................................34
   Conditions Precedent to the Buyer's Obligations to Close..................35
   --------------------------------------------------------
   Conditions Precedent to the Seller's Obligations to Close.................36
   ---------------------------------------------------------
Documents to be Delivered at the Closing.....................................38
   Deliveries of the Seller and the Shareholder..............................38
   --------------------------------------------
   Deliveries of the Buyer...................................................38
   -----------------------
Termination of the Agreement.................................................39
   Termination...............................................................39
   -----------
   Liability of the Parties..................................................40
   ------------------------
Survival.....................................................................40
   Survival of Representations and Warranties of the Seller
   --------------------------------------------------------
   and the Shareholder.......................................................40
   -------------------

                           TABLE OF CONTENTS (Cont'd.)

                                                                            PAGE
                                                                            ----

   Survival of Representations and Warranties of the Buyer...................41
   -------------------------------------------------------
Indemnification..............................................................41
   Indemnification by the Seller and the Shareholder.........................41
   -------------------------------------------------
   Indemnification by the Buyer..............................................42
   ----------------------------
   Indemnification Procedures................................................42
   --------------------------
   Limitations on Indemnification by the Seller and the Shareholder..........44
   ----------------------------------------------------------------
Miscellaneous................................................................44
   Transaction Fees and Expenses.............................................44
   -----------------------------
   Notices...................................................................44
   -------
   Amendment.................................................................46
   ---------
   Waiver....................................................................46
   ------
   Governing Law.............................................................46
   -------------
   Jurisdiction..............................................................46
   ------------
   Remedies..................................................................46
   --------
   Severability..............................................................46
   ------------
   Further Assurances........................................................47
   ------------------
   Assignment................................................................47
   ----------
   Binding Effect............................................................47
   --------------
   No Third Party Beneficiaries..............................................47
   ----------------------------
   Entire Agreement..........................................................47
   ----------------
   Headings..................................................................47
   --------
   Counterparts..............................................................47
   ------------
   Bulk Sales Law............................................................48
   --------------
SIGNATURES...................................................................48

                                Disclosure Letter
                                -----------------

Section 5.2        Capitalization; Liens
Section 5.4(a)     Violations
Section 5.4(b)     Consents and Approvals
Section 5.5        Financial Statements
Section 5.7(a)     Undisclosed Liabilities
Section 5.8(a)     Litigation
Section 5.8(b)     Violations of Law
Section 5.9(a)     Employee Benefit Plans
Section 5.10(a)    Owned Real Property
Section 5.10(c)    Real Estate Related Contracts
Section 5.11(a)    Intellectual Property; Rights of Ownership
Section 5.11(b)    Licenses, etc. Rights of Ownership
Section 5.12(a)    Liens
Section 5.12(b)    Fixed Assets Ledger
Section 5.12(c)    Capital Budget
Section 5.13       Material Contracts;  Defaults or Events of Default
Section 5.14(a)    Taxes
Section 5.15       Affiliated Party Transactions
Section 5.16       Environmental Matters
Section 5.19       Inventories
Section 5.20       Service and Product Liability Claims
Section 5.21       Warranties and Returns Policies; Product Failures or Defects
Section 5.22       Assets Utilized in the Business
Section 5.23       Insurance Policies
Section 5.25       Sales; Sales to Customers; Suppliers and Distributors
Section 5.27       Directors, Officers, Certain Employees
Section 5.28       Year 2000
Section 7.6        No Solicitation
Section 7.12(a)    Employees
Section 7.13       Releases

                                    Exhibits
                                    --------

Exhibit 1.4        Form of Deposit Escrow Agreement
Exhibit 3.1(b)     Form of Settlement Escrow Agreement
Exhibit 7.16(a)    Form of Deed
Exhibit 8.1(j)     Form of Opinion of Counsel for the Seller and the Shareholder
Exhibit 8.2(f)     Form of Opinion of Counsel for the Buyer
Exhibit 8.2(h)     Form of Bill of Sale, Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT

                          Dated as of December 18, 1998
                          -----------------------------

          The parties to this Asset Purchase Agreement (this "Agreement") are Brimfield Acquisition Corp., a Delaware corporation (the "Buyer") and wholly-owned subsidiary of MedSource Technologies, Inc., a Delaware corporation ("MedSource"), Brimfield Precision, Inc., a Massachusetts corporation (the "Seller"), and Image Guided Technologies, Inc., a Colorado corporation that owns all of the outstanding capital stock of the Seller (the "Shareholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          The Seller is engaged in the business of manufacturing at its Brimfield, Massachusetts facility and selling general surgical instruments and orthopedic implants and orthopedic instrumentation (collectively, the "Business").

          The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Seller's assets and properties relating to the Business in consideration for the payment of cash and the assumption of the liabilities specified below, on the terms and subject to the conditions set forth herein.

          It is therefore agreed as follows:

1.   Sale and Purchase of Assets.

     1.1 Sale and Purchase. Upon the terms and subject to the conditions
         -----------------
contained in this Agreement, at the Closing (as defined in section 4), the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located, that are owned, used or held for use by the Seller in or for the Business, as the same shall exist on the Closing Date (as defined in section 4) (collectively, the "Acquired Assets"), free and clear of any and all liens, charges, claims, pledges, security interests or other encumbrances ("Liens"), other than Liens in section 1.1 of the Disclosure Letter, including, without limitation, the following as to the Business:

          (1) accounts receivable, notes receivable, drafts or other similar instruments;

          (2) inventory, including but not limited to finished goods, work in process, raw materials and supplies;

          (3) prepaid expenses and deposits;

          (4) machinery, equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature, including but not limited to all items set forth on the

Seller's fixed asset ledger described in section 5.12(b) of the Disclosure Letter (as defined in section 5.30) (collectively, the "Machinery and Equipment");

          (5) office furniture, office equipment, fixtures and other tangible personal property of similar nature (collectively, the "Furniture and Fixtures");

          (6) interests to the extent owned by the Seller in any patent, copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other proprietary properties or information (collectively, the "Intellectual Property");

          (7) the real property interests described in section 5.10(b) of the Disclosure Letter, together with all buildings, facilities and other improvements thereon and all licenses, leases, rights, privileges and appurtenances thereto including, without limitation, all leases, agreements and other rights to use, occupy or possess, or otherwise with respect to, real property or machinery, equipment, vehicles, and other tangible personal property of similar nature to which the Seller is a party, and all rights arising under or pursuant to such leases, agreements and rights;

          (8) to the extent not included above, and subject to sections 1.2 and 1.3, all contracts, agreements, options, commitments, understandings, licenses, leases and instruments relating to the Business including, without limitation, customer and supplier contracts, sales representative and distributor contracts and commission contracts with respect thereto, and each of the Material Contracts as listed in section 5.13 of the Disclosure Letter (collectively, the "Assigned Contracts");

          (9) customer and supplier lists, mailing lists, catalogs, brochures and handbooks relating to the Business;

          (10) other books, records, files, contracts, plans, notebooks, production and sales data and other data of the Seller relating to the Business, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

          (11) the name Brimfield Precision and all variations thereof and all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names of the Seller related to the Business, if any;

          (12) rights related to any portion of the Business or the Acquired Assets, including third party warranties and guarantees and other similar contractual rights, as to third parties held by or in favor of the Seller, and arising out of, resulting from or relating to the Business or the Acquired Assets; and

          (13) rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Acquired Assets.

     1.2 Excluded Assets. The only assets of the Seller that the Buyer is not
         ---------------
acquiring hereby (the "Excluded Assets") are:

          (1) assets owned by the Seller and used solely at, or solely in connection with the business conducted at, its Springfield, Massachusetts, facility (collectively, the "Excluded Business");

          (2) patents owned by the Seller and used in the Excluded Business;

          (3) claims for tax refunds;

          (4) contracts of insurance and claims against insurers;

          (5) the Seller's employee benefit plans;

          (6) cash and cash equivalents of the Seller;

          (7) the consideration to be delivered to the Seller pursuant to this Agreement for the Acquired Assets to be sold to the Buyer hereunder and the rights of the Seller hereunder;

          (8) the certificate of incorporation, corporate seals, minute books, stock books, Tax Returns (as defined in section 5.14(d)) and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Seller and/or its operation as a corporation under applicable Laws (as defined in section 5.8(b));

          (9) subject to section 7.12, all rights of the Seller under employment agreements; and

          (10) the shares of the capital stock of the Seller.

     1.3 Consents. To the extent that the assignment of any Assigned Contract
         --------
shall require the Consent (as defined in section 5.4(b)) of the other parties thereto or of any third parties, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or of other obligations or commitments of the Seller. The Seller shall take any and all reasonable action necessary to obtain all such Consents prior to the Closing Date. If any such Consent is not obtained, and the Buyer waives the obtaining of such Consent as a condition precedent hereunder, then the Seller shall continue such efforts after the Closing Date and until such Consent is obtained and shall cooperate with the Buyer in any arrangement (such as subcontracting, sublicensing or subleasing) requested by the Buyer intended to provide for the Buyer all of the benefits of the Seller under such Contract.

     1.4 Escrow Deposit. Promptly after the execution and delivery of this
         --------------
Agreement, the Buyer shall deliver to Parker Chapin Flattau & Klimpl, LLP, as escrow agent (the "Escrow Agent"), by check or wire transfer, the amount of $100,000 as an escrow deposit (the "Deposit") to be held in accordance with the escrow agreement (the "Deposit Escrow Agreement") annexed hereto as Exhibit 1.4. If the Buyer has not terminated this Agreement pursuant to section 10.1(a)(ii), the Buyer will deliver an additional $150,000 to the Escrow Agent within thirty days after the date hereof as additional Deposit pursuant to the terms of the Deposit Escrow Agreement. If the Buyer does not deliver such additional $150,000 within such thirty days, then, subject to the proviso at the end of this section 1.4, the Seller shall be entitled to the $100,000 delivered by the Buyer as liquidated damages and such $100,000 shall be delivered to the Seller in accordance with the Deposit Escrow Agreement. At the Closing, the Deposit shall be returned to the Buyer. In the event, however, that the Closing does not occur in accordance with the terms of this Agreement, neither the Seller nor the Shareholder is then in material breach of this Agreement and all of the conditions set forth in section 8.1 have been satisfied, then the Seller shall be entitled to the Deposit (including the additional $150,000 if delivered to the Escrow Agent) made by the Buyer as liquidated damages and the Deposit shall be delivered to the Seller in accordance with the Deposit Escrow Agreement; provided, however, that any amounts delivered to the Escrow Agent pursuant to
--------  -------
the Deposit Escrow Agreement shall be returned to the Buyer if the Buyer terminates this Agreement pursuant to sections 10(a)(ii) or 10(a)(iii).


2.   Assumption of Specified Liabilities.

     2.1 Assumption. Upon the terms and subject to all of the conditions
         ----------
contained herein, at the Closing, the Buyer shall assume, and agree to pay, perform and discharge (i) the obligations and liabilities of the Seller that are reflected as "accounts payable" or "accrued liabilities" on the June 30, 1998 balance sheet (the "June 30 Balance Sheet") of the Business included in the financial statements described in section 5.5 not discharged by the Seller before the Closing, (ii) the obligations and liabilities of the Business incurred since June 30, 1998 that are not in contravention of section 7.1 and are reflected on the Closing Date Balance Sheet (as defined in section 3.3(d)) as "accounts payable" or "accrued liabilities" as set forth in the preceding clause (i) and (iii) obligations and liabilities of the Buyer arising pursuant to its obligation to perform the Assigned Contracts after the Closing, but only to the extent such obligations are not Excluded Liabilities (all of the foregoing, collectively, the "Assumed Liabilities" and, individually, an "Assumed Liability").

     2.2 Excluded Liabilities. The Buyer is only assuming the liabilities and
         --------------------
obligations of the Seller expressly set forth in section 2.1. Without limiting the generality of the foregoing, the Buyer is not assuming, and the Seller shall remain responsible for and shall promptly pay, perform and discharge, all of the liabilities and obligations of the Seller other than the Assumed Liabilities (the "Excluded Liabilities") such that the Buyer will incur no liability in connection therewith, and the Seller shall indemnify the Buyer with respect to and shall hold the Buyer harmless from and against all such Excluded Liabilities, including but not limited to the following:

          (1) any obligation or liability of the Seller to the Shareholder;

          (2) any obligation or liability of the Seller arising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained herein;

          (3) any obligation or liability of the Seller to the extent the same arose prior to the Closing out of or resulting from noncompliance with any federal, state or local Laws, whether relating to the environment, the health and safety standards applicable to employees, employee benefit plans, wage and hour Laws or other labor related matters or otherwise;

          (4) any obligation or liability of the Seller to the extent that the Seller shall be indemnified by an insurer;

          (5) any expenses of the Seller incurred in connection with the transactions contemplated hereunder;

          (6) any obligations relating to an Excluded Asset;

          (7) any liability for Taxes (as defined in section 5.14(c));

          (8) any indebtedness for borrowed money or any guaranty thereof, except as expressly set forth in section 2.1;

          (9) any amount due to the Shareholder or Affiliate (as defined in section 5.15);

          (10) any pension, profit-sharing or workmen's compensation or other employee benefit or post retirement plan and any liability or obligation arising thereunder, including, without limitation, any plan or other matter set forth in section 5.9 of the Disclosure Letter, except as expressly provided in section 7.12;

          (11) any liability or obligation for, with respect to, related to or arising out of any goods sold, shipped or delivered by the Seller prior to Closing, including but not limited to any liability as a result of any injury to persons or property;

          (12) all claims of current and former employees arising out of events, conditions and circumstances existing or occurring prior to Closing, including, but not limited to, medical and health claims and disability claims; and

          (13) obligations of the Seller under the "Capital Leases and Financings" set forth in section 5.13 of the Disclosure Letter; provided,
                                                                --------
however, that the Seller shall sell, assign, transfer and deliver to the Buyer
-------
any and all of the Acquired Assets that are subject to such "Capital Leases and Financings," as provided in section 1.1.

3.   Purchase Price, Payment and Adjustments.

     3.1 Purchase Price. As consideration for the sale, assignment, transfer and
         --------------
delivery of the Acquired Assets by the Seller to the Buyer, and upon the terms and subject to the conditions contained herein, the Buyer shall assume the Assumed Liabilities and pay, in the manner set forth in section 3.2, an aggregate amount (the "Purchase Price"): (a) $5,750,000 (the "Fixed Amount") and the Additional Amount (as defined below), if any, by wire transfer of immediately available funds to an account designated in writing by the Seller at least three days prior to the Closing, subject to preliminary adjustment as provided in section 3.3(b) on the basis of the June 30 Balance Sheet (as defined in section 5.5), and (b) $250,000 (the "Settlement Escrow Amount") to be held in escrow by the Escrow Agent pursuant to the terms and conditions of an escrow agreement in the form attached hereto as Exhibit 3.1(b) (the "Settlement Escrow Agreement"), all subject to final adjustment after the Closing as provided in section 3.3(c) on the basis of the Closing Date Balance Sheet referred to in section 3.3(c) (the Purchase Price as so adjusted, the "Final Purchase Price"). If the Closing Date has not occurred on or before January 31, 1999, then on the next day and on each day thereafter before the Closing Date, the Purchase Price shall be increased by an amount equal to $1,667. As used in this Agreement, the sum of the increases to the Purchase Price pursuant to the immediately preceding sentence shall be defined as the "Additional Amount."

     3.2  Payment.
          -------

          (1) On the Closing Date, the Buyer shall deliver to the Seller an amount (the "Estimated Purchase Price") equal to the Fixed Amount plus (i) the Additional Amount, if any, plus (ii) the Estimated Price Increase (as defined in section 3.3(b)), if any, or, alternatively, less (iii) the Estimated Price Decrease (as defined in section 3.3(b)), if any.

          (2) On the Closing Date, the Buyer shall deliver to the Escrow Agent an amount equal to the Settlement Escrow Amount.

          (3) Upon the determination of the Final Purchase Price, as finally determined in accordance with section 3.3(d) on the basis of the Closing Date Balance Sheet, either (i) the Buyer shall pay to the Seller the amount of the Final Purchase Price Increase (as defined in section 3.3(d)) and the Buyer shall cause the Escrow Agent to pay to the Seller the Settlement Escrow Amount in accordance with the Settlement Escrow Agreement or, alternatively, (ii) the Seller shall pay to the Buyer the amount of the Final Purchase Price Decrease (as defined in section 3.3(d)) (each such payment, a "Purchase Price Adjustment"), which such Final Purchase Price Decrease shall be made from the Settlement Escrow Amount in accordance with the terms of the Settlement Escrow Agreement (and the Buyer shall cause the Escrow Agent to pay to the Seller the portion of the Settlement Escrow Amount that exceeds the amount of such Final Purchase Price Decrease, if any, in accordance with the Settlement Escrow Agreement) and, if such Final Purchase Price Decrease exceeds the Settlement Escrow Amount, then such excess shall be paid by the Seller pursuant to section 3.3(f) hereof.

          (4) In the event that, after receipt of the notice contemplated by section 7.3(f), the Massachusetts Department of Revenue informs the Buyer that the Seller owes certain Taxes, then the portion of the Fixed Amount delivered to the Seller shall be reduced by the amount of Taxes that such state informs the Buyer are owed by the Seller and such Taxes shall be paid to such state by the Buyer; provided, however, that the amount of any such reduction
                    --------  -------
shall be deemed to have been paid by the Buyer to the Seller; provided, further,
                                                              --------  -------
however, that the Seller may contest the amount of such Taxes that such state
-------
informs the Buyer are owed by the Seller, and the amount of any reduction in such amount pursuant to such contest shall be paid to the Seller.

     3.3  Purchase Price Adjustments.
          --------------------------

          (1) At least three business days prior to the Closing Date, the Seller shall deliver to the Buyer (i) a balance sheet of the Business (the "Estimated Closing Date Balance Sheet") based upon the books and records of the Seller and prepared in accordance with generally accepted accounting principles as of the date of this Agreement ("GAAP") and reflecting the Seller's best estimate of each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet and (ii) a certificate of the Seller, duly executed by an executive officer of the Seller, stating that the Estimated Closing Date Balance Sheet has been prepared in good faith, has been prepared in accordance with GAAP and reflects the Seller's best estimate of, and fairly presents, each of the items, and the amounts thereof, to be included on the Closing Date Balance Sheet.

          (2) If the Net Asset Amount (as defined below) of the Business as shown on the Estimated Closing Date Balance Sheet is greater than the Net Asset Amount of the Business shown on the June 30 Balance Sheet, the payment of the Fixed Amount to the Seller on the Closing Date shall be increased, as a preliminary adjustment to the Fixed Amount as provided in section 3.2(a)(ii), by the amount of such excess (the "Estimated Price Increase"). If the Net Asset Amount of the Business as shown on the Estimated Closing Date Balance Sheet is less than the Net Asset Amount of the Business as shown on the June 30 Balance Sheet, the payment of the sum of the Fixed Amount and the Additional Amount, if any, to the Seller on the Closing Date shall be decreased, as a preliminary adjustment to the Fixed Amount as provided in section 3.2(a)(iii), by the amount of such deficiency (the "Estimated Price Decrease"). For purposes of this Agreement, "Net Asset Amount" of the Business as of any date shall mean the total assets of the Business less the sum of all cash and cash equivalents of the Seller, all "accounts payable" and all "accrued liabilities" of the Business, all as set forth on a balance sheet of the Business as of such date; provided, however, that "Net Asset Amount" as of any date shall exclude the
--------  -------
"Richard Allen receivable" and any of the reserves established with respect thereto; provided, further, however, that the collection of any amount that
         --------  -------  -------
exceeds $10,000 in any month with respect to the "Richard Allen receivable" between the date hereof and the date of the Closing Date Balance Sheet shall reduce the Net Asset Amount by the sum of the amounts of such excess in each such month.

          (3) As of the close of business on the last day of the fiscal month of the Seller in which the Closing occurs, or at such other time on such other date as near as practicable thereto as may be mutually agreed to by the parties to avoid business disruptions, the Buyer shall cause physical counts to be made of the inventory of the Business located at such of the Seller's facilities as the Buyer shall request (the "Inventory Count"), which shall be observed by the accounting firm of Ernst & Young LLP, the costs of the physical inventory to be shared equally by the Buyer and the Seller. The Seller's representatives shall be entitled to attend and observe the taking of the Inventory Count. Upon completion of the Inventory Count (and any adjustment pursuant to the immediately following sentence), the Seller shall be provided with copies of the relevant data relating to those counts for its review. The results of the Inventory Count shall be adjusted to reflect the Seller's inventory at the date of the Closing Date Balance Sheet using actual receipts and shipments, and the valuation of inventory for purposes of the Closing Date Balance Sheet shall be based on the results of the Inventory Count as so adjusted.

          (4) Within forty-five (45) days following the date of the Closing Date Balance Sheet, the Seller shall deliver to the Buyer a special purpose balance sheet of the Business as of the close of business on the last day of the month in which the Closing occurs, or, at the option of either the Buyer or the Seller, as of the close of business on the Closing Date, prepared by the Seller with the assistance of the Buyer (the "Closing Date Balance Sheet"). The Buyer may, at its option, audit the Closing Date Balance Sheet, at its own cost and expense, and the Seller and the Shareholder hereby agree to cooperate in the preparation of such audit. The Closing Date Balance Sheet shall be prepared in accordance with GAAP and shall set forth the calculation of the Net Asset Amount of the Business in a manner consistent with the calculation thereof on the June 30 Balance Sheet and the Estimated Closing Date Balance Sheet as of the Closing Date. In connection with the preparation of the Closing Date Balance Sheet, the Seller shall provide the Buyer and the Buyer's accountants and representatives full access to the Seller's books, records, facilities and employees. If the Net Asset Amount of the Business as reflected in the Closing Date Balance Sheet is greater than the Net Asset Amount of the Business reflected in the Estimated Closing Date Balance Sheet, the Estimated Purchase Price shall be increased, by a final adjustment to the Estimated Purchase Price as provided in section 3.2(c)(i), by the amount of such excess (the "Final Purchase Price Increase"). If the Net Asset Amount of the Business as reflected in the Closing Date Balance Sheet is less than the Net Asset Amount of the Business as reflected in the Estimated Closing Date Balance Sheet, the Estimated Purchase Price shall be decreased, by a final adjustment to the Estimated Purchase Price as provided in section 3.2(c)(ii), by the amount of such deficiency (the "Final Purchase Price Decrease").

          (5) The Buyer shall have thirty (30) days after receipt by it of the Closing Date Balance Sheet (the "Dispute Period") to dispute any item, calculation or amount, or the method of calculation of any item or amount, reflected therein (a "Dispute"). If the Buyer does not give written notice of a Dispute (a "Dispute Notice") to the Seller within the Dispute Period, the Closing Date Balance Sheet shall be deemed to have been accepted by the Buyer in the form in which it was delivered by the Seller. In the event that the Buyer does not agree with any item, calculation or amount, or the method of calculation of any item or amount, reflected on the Closing Date Balance Sheet, the Buyer shall give the Seller a Dispute Notice within the Dispute Period, setting forth the basis of its disagreement, and the Seller and the Buyer shall, within fifteen (15) days after the receipt by the Seller of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the final Closing Date Balance Sheet. In the event that the Seller and the Buyer are unable to resolve any such Dispute within the fifteen (15) day resolution period, then the national office of the certified public accounting firm of Deloitte & Touche LLP or such other national office of a certified public accounting firm or office as may be mutually agreed upon by the Seller and the Buyer (the "Arbitrator") shall be employed as arbitrator hereunder to settle such Dispute as soon as reasonably practicable. The parties agree that the Arbitrator shall decide only the matter involved in the Dispute, and not any other matters. Any Arbitration pursuant to this section 3.3(e) shall be conducted in the national office of the Arbitrator, in accordance with the Commercial Arbitration

Rules of the American Arbitration Association then existing and the Arbitrator's determination with respect to any Dispute shall be final and binding on all parties and not subject to appeal on any ground, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. The Seller and the Buyer shall each pay one-half of the fees and expenses of the Arbitrator for the services of the Arbitrator in the arbitration.

          (6) In the event of a Final Purchase Price Decrease that is less than or equal to the Settlement Escrow Amount, an amount equal to such Purchase Price Adjustment shall be paid by the Escrow Agent to the Buyer and an amount equal to the remainder of the Settlement Escrow Amount shall be paid by the Escrow Agent to the Seller, in each case pursuant to the terms of the Settlement Escrow Agreement. In the event of a Final Purchase Price Decrease that exceeds the Settlement Escrow Amount, the amount of such excess, together with interest on such amount at a rate equal to the rate of interest announced from time to time by Chase Manhattan Bank to be its prime or reference rate (the "Prime Rate"), from the Closing Date to the payment date, shall promptly be paid by the Seller to the Buyer in immediately available funds by wire transfer to such bank account as may be designated by the Buyer to the Seller. In the event of a Final Purchase Price Increase, the amount of such Purchase Price Adjustment, together with interest on such amount at the Prime Rate, shall promptly be paid by the Buyer to the Seller in immediately available funds by wire transfer to such bank account as may be designated by the Seller to the Buyer. Each payment of a Purchase Price Adjustment pursuant to this section 3.3(f) shall be made within ten (10) days after the final determination of the Closing Date Balance Sheet.

     3.4 Transfer Taxes. All sales, use, transfer, excise and similar taxes
         --------------
imposed by any state, county, local or other governmental entity or Taxing Authority (as defined in section 5.14(a)) as a result of the transfer of the Acquired Assets hereunder and the other transactions contemplated hereby shall be duly and timely paid by the Seller. The Seller shall duly and timely file all Tax Returns in connection with such Taxes. The Seller shall give a copy of each such Tax Return to the Buyer for its review with sufficient time for incorporation of the Buyer's comments prior to filing, and shall give the Buyer a copy of the Tax Return as filed, together with proof of payment of the Tax shown thereof, promptly after filing.

     3.5  Allocation of Purchase Price.
          ----------------------------

          (1) The Buyer shall, as promptly as practicable after the Closing, prepare and deliver to the Seller an allocation of the Purchase Price in accordance with the relative fair market values of the Acquired Assets as determined in the Buyer's reasonable determination. The Buyer, the Seller and the Shareholder shall be bound by such allocation for all purposes, including determining any Tax, shall prepare and file all Tax Returns, including Forms 8594, in a manner consistent with such allocations, and shall not take any position inconsistent with such allocations in any Tax Return, any proceeding before any Taxing Authority or otherwise. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status of such question, audit or dispute and the resolution thereof.

          (2) The Buyer and the Seller shall duly and timely file their respective Forms 8594 with respect to the Fixed Amount, the Additional Amount, if any, the Settlement Escrow Amount and Assumed Liabilities (as adjusted), and with respect to each payment pursuant to section 12 hereof, in accordance with this section 3.5. Each party shall furnish a copy of each Form 8594 filed by it to the other party promptly after filing. For purposes of the preparation of Form 8594, the name and address of the Buyer and the Seller, respectively, is as set forth in section 13.2.

4.   Closing.
     -------

     The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of the Buyer's counsel in New York City, at 10:00 a.m. local time (i) on or before March 31, 1999, (ii) at such other date and time on which all the conditions set forth in section 8 of this Agreement are satisfied or (iii) on such date after January 15, 1999 and on or before March 31, 1999 on which the Buyer informs the Seller in writing that such Closing shall take place (the "Closing Date"). The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously.

5.   Representations and Warranties of the Seller and the Shareholder.

     The Seller and the Shareholder jointly and severally represent and warrant to MedSource and the Buyer as follows:

     5.1 Organization. The Seller and the Shareholder are corporations duly
         ------------
organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being conducted. The Seller and the Shareholder are duly qualified or licensed to do business as a foreign corporation and are in good standing in each jurisdiction in which the nature of the businesses conducted by them makes such qualification or licensing necessary. The Seller and the Shareholder have each delivered to the Buyer true, correct and complete copies of the Seller's and Shareholder's respective certificates of incorporation and bylaws, as currently in effect.

     5.2 Capitalization. The Shareholder is the only shareholder of the Seller
         --------------
and owns all of the issued and outstanding capital stock of the Seller of record and beneficially free and clear of all Liens, except as set forth in section 5.2 of the Disclosure Letter. The Seller does not own any shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

     5.3 Authorization; Validity of Agreement. Each of the Seller and the
         ------------------------------------
Shareholder has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement, including but not limited to, any item referred to in section 9 (collectively, with this Agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by each of the Seller and the Shareholder party thereto and is a valid and binding obligation of each of the Seller and the Shareholder, enforceable against each of the Seller and the Shareholder in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     5.4  No Violations; Consents and Approvals.
          -------------------------------------

          (1) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by each of the Seller and the Shareholder do not, and the consummation by each of the Seller and the Shareholder of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of the Seller or the Shareholder,
(ii) except as set forth in section 5.4(a) of the Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which the Seller or the Shareholder is a party or by which any of the properties or assets of the Seller or the Shareholder may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Seller or the Shareholder or any of their respective properties or assets.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency (a "Governmental Entity") or any other individual or other entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Seller or the Shareholder is a party or the consummation by the Seller or the Shareholder of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, registrations, ratifications, declarations, filings or any waiver, exemption or variance with respect to any license, permit or order as are set forth in section 5.4(b) of the Disclosure Letter ("Consents").

     5.5 Financial Statements. Attached to section 5.5 of the Disclosure Letter
         --------------------
are the balance sheet of the Business as of June 30, 1998 (the "June 30 Balance Sheet") and the balance sheets of the Seller as of October 31, 1996, 1997 and 1998, together with the related statements of operations and cash flows (including the related notes) for the fiscal years ended October 31, 1996 and 1997 and the related statement of operations for the ten-month period ended October 31, 1998 (all of the foregoing, the "Financial Statements"). The financial statements of the Seller for the years ended October 31, 1996 and 1997 have been audited by Aubrey, Dixon, Riley, Turgeon & Schultz LLC. The foregoing financial statements, as applicable, have been derived from, and agree with, the books and records of the Seller and fairly present the financial position of the Business or the Seller, as applicable, as of the respective dates thereof and the results of operations of the Business or the Seller, as applicable, for the respective periods set forth therein. Each of the foregoing financial statements has been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the June 30 Balance Sheet and the balance sheet of the Seller as of October 31, 1998 and the related statements of operations for such interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material).

     5.6 No Material Adverse Change. Since the date of the June 30 Balance
         --------------------------
Sheet, (a) no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the Business, Acquired Assets or Assumed Liabilities, or on the condition (financial or otherwise), results of operations or prospects of the Seller or the Business; and (b) the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, since the date of the June 30 Balance Sheet, the Seller has not, (i) made any change in any method of accounting or accounting practice, principle or policy used by the Seller, (ii) incurred any indebtedness, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (iii) made any change or modification in any manner of the Seller's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or (C) payment policies, procedures and practices with respect to accounts payable.

     5.7  No Undisclosed Liabilities.
          --------------------------

          (1) Except as set forth in section 5.7(a) of the Disclosure Letter, neither the Seller nor the Business have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against in the balance sheets referred to in section 5.5; or (ii) were incurred since June 30, 1998 in the ordinary course of business, none of which, individually or in the aggregate, is material to the business, operations, condition or prospects of the Business.

          (2) The accounts payable of the Seller set forth in the balance sheets referred to in section 5.5. or arising subsequent thereto are the result of bona
                                                                            ----
fide transactions in the ordinary course of business and have been paid or have
----
not been due and payable for more than 60 days, in accordance with the respective invoices relating thereto.

     5.8  Litigation; Compliance with Law; Licenses and Permits.
          -----------------------------------------------------

          (1) Except as set forth in section 5.8(a) of the Disclosure Letter, there is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge of the Seller and the Shareholder, is there any investigation or Proceeding threatened, that involves or affects the

Seller or the Business, by or before any Governmental Entity, court, arbitration panel or any other Person.

          (2) The Seller and the Business have, and on the Closing Date will have, complied with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 5.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1996, the Seller has not received any notice of any violation of any Law except as set forth in section 5.8(b) of the Disclosure Letter.

          (3) Each of the Seller and the Business has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License") and every approval, authorization, waiver, variance, exemption, consent or ratification by or on behalf of any Person that is not a party to this Agreement (each, a "Permit") required for it to conduct its business as presently conducted. All such Licenses and Permits are in full force and effect and neither the Seller nor any Shareholder has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of the Seller and the Shareholder, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     5.9  Employee Benefit Plans; ERISA.
          -----------------------------

          (1) Section 5.9(a) of the Disclosure Letter lists each "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Seller or any trade or business of the Seller, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Seller (the "Plans"). The Seller has heretofore delivered to the Buyer true, correct and complete copies of each of the Plans, including all amendments to date.

          (2) Each of the Plans that is subject to ERISA complies with ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and has been administered in accordance with ERISA and, where applicable, the Code. There are no pending or, to the best knowledge of each of the Seller and the Shareholder, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Seller beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

          (4) The Seller has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Seller for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of ERISA.

     5.10 Real Property.
          -------------

          (1) Section 5.10(a) of the Disclosure Letter sets forth a list and description (including the legal description) of all real property owned by the Seller and all real property to be owned by the Seller on the Closing Date (the "Owned Real Property" or the "Real Property"). The Seller has good and marketable title to and owns the Owned Real Property applicable to it in fee simple subject to no Liens except as set forth in section 5.10(a) of the Disclosure Letter. Neither the Seller nor the Shareholder has received notice of any default or breach by the Seller or other owner under any of the covenants, conditions, restrictions, easements, or rights-of-way affecting the Owned Real Property or any portion thereof, and to the best knowledge of the Seller and the Shareholder, no such default or breach now exists, and no event has occurred or is continuing which with notice or the passage of time or both, would constitute a default thereunder.

          (2) The Seller does not lease any real property related to the Business.

          (3) The Seller has heretofore delivered to the Buyer a true, correct and complete copy of a recent title insurance policy with respect to each parcel of Owned Real Property. Neither the Seller nor any other owner of the Owned Real Property has entered into any leases, subleases, licenses or occupancy agreements relating to the Owned Real Property and no Person has any rights to acquire, lease, sublease or otherwise occupy the Owned Real Property or any part thereof or to otherwise obtain any interest therein, and there are no outstanding options, rights of first refusal or rights of reverter relating to the Owned Real Property or any interests therein. Except as set forth in section 5.10(c) of the Disclosure Letter, there are no service or maintenance contracts, management agreements or similar agreements relating to the Owned Real Property. There has been no service, material or other work provided or supplied to the Owned Real Property that has not been paid in full, except as set forth in section 5.10(c) of the Disclosure Letter.

          (4) With respect to the Real Property, (i) there is a right of ingress and egress to public thoroughfares to and from the Real Property, (ii) the Real Property has adequate water supply and sewer or septic service for the present use thereof and all sewer or septic service and water supply facilities required for the present use of the Real Property are properly and fully installed and operating, and (iii) all curb cut and street opening permits or licenses required for vehicular access to and from any part of the Real Property to any adjoining public street have been obtained and, if required, paid for by the Seller and are in full force and effect. The Seller has heretofore delivered to the Buyer true, correct and complete copies of any certificate or certificates of operation for any incinerator, boiler or other burning equipment on the Real Property, to the extent available. There is no real property of any kind whatsoever used by the Business, except for the Real Property, and the Real Property constitutes all of the real property necessary to conduct the Business.

          (5) All licenses, permits and certificates of occupancy (the "Approvals"), in connection with the construction, use, occupancy and maintenance of any Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any building or other improvement located on the Owned Real Property that would require any new Approvals or amendment of an existing Approval. The condition and use of the Owned Real Property conforms to each Approval. The Seller has obtained all of the approvals necessary for the operation of the Business on the Real Property.

          (6) To the best knowledge of each of the Seller and the Shareholder, except as disclosed in the capital expense budget set forth in section 5.12(c) of the Disclosure Letter or in section 5.10(f) of the Disclosure Letter, (i) the Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, paving and parking equipment, systems and facilities, are fully installed and, as applicable, operating, in good condition and repair and adequate for the conduct of the business of the Seller as presently and proposed to be conducted, (ii) there are no defects in the same that would hinder or impair the business and operations of the Seller and, (iii) no extraordinary repair or improvement expense with respect thereto is anticipated during the two years following the Closing Date. The electricity service and all other public or private utilities ("Utilities") serving the Real Property are fully installed and operating, adequate for the conduct of the business of the Seller as presently and proposed to be conducted, and enter the Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (7) To the best knowledge of each of the Seller and the Shareholder, there is no pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Real Property, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Real Property,
(iii) imposition of any special or other assessments for public betterments or otherwise, (iv) special assessments affecting the Real Property or any portion thereof that are or would be payable by the Seller or the Shareholder and could result in a Lien against any of the Real Property, (v) change in any applicable Laws relating to the use, occupation or operation of the Real Property, (vi) tax certiorari proceeding with respect to any Real Property or (vii) pending changes in road patterns or grades that may adversely affect access to any roads providing a means of ingress or egress from the Real Property.

          (8) In the last 18 months, neither the Seller nor the Shareholder has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Real Property, and, to the best knowledge of each of the Seller and the Shareholder, there are no outstanding requirements or recommendations from any of the foregoing.

          (9) There has been no material damage to any portion of the Real Property within the last 24 months caused by fire or other casualty that has not been repaired.

          (10) Except as set forth in section 5.10(j) of the Disclosure Letter, the Real Property (including all improvements thereon) and the uses to which the Real Property (and all improvements thereon) are put, and all operations conducted thereon, are in compliance with, and are not in default under or in violation of, any building, zoning, land use, public health, public safety, sewage, water or sanitation Law, or any Environmental Law or any covenant, easement, restriction or other agreement, materially affecting the Real Property and no notice of any such default or violation has been received by the Seller or the Shareholder.

          (11) The Seller is not a "foreign person" for purposes of Section 1445 of the Code.

     5.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (1) Section 5.11(a) of the Disclosure Letter lists all material Intellectual Property including, without limitation, trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyrights, copyright registrations, patents and all applications therefor that are owned by the Seller and used by the Seller in the operations of the Business, and there are no pending or threatened claims by any Person relating to the Seller's use of any Intellectual Property. Upon consummation of the transactions contemplated hereby, the Buyer will acquire a valid and enforceable right to use all material Intellectual Property that is owned by any Person other than the Seller and is used by the Seller in the operations of the Business. Except as set forth in section 5.11(a) of the Disclosure Letter, the Seller has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Seller to conduct its business and the Seller is not obligated to pay any royalty or similar fee to any Person in connection with the Seller's use or license of any of the Intellectual Property.

          (2) Except as set forth in section 5.11(b) of the Disclosure Letter, the Seller has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Seller and that are material to the conduct of the Business as currently conducted, as are necessary to permit the conduct of the Business as currently conducted. With respect to the Business, none of the Seller's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     5.12 Title to Acquired Assets; Capital Budget.
          ----------------------------------------

          (1) The Seller has good and marketable title to the Acquired Assets, including, without limitation, all assets shown on the June 30 Balance Sheet, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable, (ii) inventories sold since the date of the June 30 Balance Sheet in the ordinary course of business and consistent with past practice and (iii) Liens disclosed in section 5.12(a) of the Disclosure Letter. At the Closing, the Seller will have caused each Lien referred to in section 5.12(a) of the Disclosure Letter (other than Liens relating to leased operating equipment) to have been terminated, and the Buyer will obtain good and marketable title to all of the Acquired Assets free and clear of all Liens.

          (2) All material items of machinery, equipment, tooling and other tangible personal property owned or leased by the Seller and used in the conduct of the Business (other than items of inventory) are listed in the detailed fixed assets ledger of the Seller attached to section 5.12(b) of the Disclosure Letter (collectively, the "Personal Property"). The Personal Property conforms in all material respects to all requirements of applicable Laws. All of the items of machinery, equipment and tooling included within the Personal Property are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Seller's business as previously conducted and are capable of manufacturing the products of the Business.

          (3) Section 5.12(c) of the Disclosure Letter includes a true, correct and complete capital budget for the fiscal year ending December 31, 1999. Except as set forth in section 5.12(c), of the Disclosure Letter no capital expenditures are contemplated by the Seller for the Business.

     5.13 Material Contracts.
          ------------------

          (1) Section 5.13 of the Disclosure Letter sets forth a true, complete and correct list of every Contract with respect to the Business that (i) provides for aggregate future payments by the Seller or to the Seller of more than $25,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Seller with the Shareholder, or an officer, director or significant employee of the Seller; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Seller to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Seller;
(v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Seller or the Business from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Seller; or
(viii) any other Contract that is material to the rights, properties, assets, business or operations of the Seller or the Business (the foregoing, collectively, "Material Contracts"). The Seller has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

          (2) Except as set forth in section 5.13 of the Disclosure Letter, (i) there is not, and to the best knowledge of each of the Seller and the Shareholder there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Seller or, to the best knowledge of each of the Seller and the Shareholder, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Buyer.

          (3) Except as set forth in section 5.13 of the Disclosure Letter, the Contracts to which the Seller is a party do not involve the payment by the Seller thereunder of more than $50,000 per year in the aggregate (excluding purchase orders issued by the Seller or received from customers in the ordinary course for the sale or purchase of products at standard prices) and are not otherwise material, individually or in the aggregate, to such Seller or the Business.

     5.14 Taxes.
          -----

          (1) Except as set forth in section 5.14(a) of the Disclosure Letter:

               (1) the Seller has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns that are required to be filed by or on behalf of the Seller or that include or relate to the Acquired Assets or the Business, which Tax Returns are true, correct and complete, and
(B) duly and timely paid in full or caused to be paid in full, all Taxes that are due and payable on or before the date hereof that could result in a Lien on any of the Acquired Assets or the Business and has recorded a provision for such payment on the books and records of the Seller in accordance with GAAP for the payment of all Taxes that are not due and payable on or before the date hereof;

               (2) the Seller has duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities;

               (3) no audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or proposed, or to the best knowledge of each of the Seller and the Shareholder threatened, with regard to any Tax or Tax Return referred to in clause (i) above;

               (4) there is no Lien for any Tax upon any of the Acquired Assets or the Business;

               (5) there is no outstanding or pending request for a ruling from any Taxing Authority, subpoena or request for information by any Taxing Authority; closing agreement within the meaning of Section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Seller is or may be liable or with respect to the Seller's income, assets or business, power of attorney or adjustment related to, or in connection with, any Tax that could result in a Lien on any of the Acquired Assets or the Business; and

               (6) no claim has ever been made by a Taxing Authority in a jurisdiction in which the Seller has not paid any Tax or filed any Tax Return relating to the Business or any Acquired Asset asserting that the Seller is or may be subject to Tax in such jurisdiction.

          (2) The Seller has provided to the Buyer true, correct and complete copies of (i) all Tax Returns relating to, and (ii) all audit reports relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after July 31, 1993, to any Taxes for which a Lien may be imposed on any Acquired Assets or the Business.

          (3) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise,
                 ----------
employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable
Law), as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     5.15 Affiliated Party Transactions. Except for obligations arising under
          -----------------------------
this Agreement, or as set forth in section 5.15 of the Disclosure Letter, as of the Closing Date neither the Seller nor the Shareholder will have, directly or indirectly, any obligation to or claim against the Business and neither the Shareholder nor any Persons presently or formerly controlled by or are under common control with the Seller or the Shareholder (collectively, "Affiliates") will have, directly or indirectly, any obligation to, or cause of action or claim against, the Business.

     5.16 Environmental Matters. Except as set forth in section 5.16 of the
          ---------------------
Disclosure Letter:

          (1) the Seller is in compliance with, and the Business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (2) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et
                                     --
seq., is on or ever was listed or is proposed for listing on the National
---

Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section. 9601 et seq., or on any
                                                       -- ---
similar state list of sites requiring investigation or cleanup;

          (3) Neither the Seller nor any Shareholder has received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Seller is not in material compliance with any Environmental Law;

          (4) there has been no Release (as defined below) of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Seller;

          (5) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (6) the Business has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (7) there are no past or pending, or to the best knowledge of each of the Seller and the Shareholder threatened, Environmental Claims against the Seller or, with respect to the Business, the Seller or the Acquired Assets, the Shareholder, and neither the Seller nor the Shareholder is aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Business;

          (8) to the best knowledge of each of the Seller and the Shareholder, neither the Seller, any predecessor of the Seller, nor any entity previously owned by the Seller, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Seller;

          (9) there are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site; and

          (10) to the best knowledge of each of the Seller and the Shareholder, there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Seller with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Buyer prior to execution of this Agreement.

          (11) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances and the state analogies thereto, all as amended or superseded from time to time up to the Closing Date; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance;
(iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Seller, any predecessors of the Seller or any entities previously owned by the Seller, including all soil, subsoil, surface waters and groundwater thereat.

     5.17 No Brokers. Neither the Seller nor the Shareholder has employed or
          ----------
otherwise engaged any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement, other than the fee to be paid by the Shareholder in connection with the preparation of a fairness opinion. The obligation for such fee is an obligation of the Shareholder and not the Seller or the Buyer.

     5.18 Receivables. Except for the "Richard Allen receivable" as to which no
          -----------
representations are made, (i) all accounts receivable, except for the "Richard Allen receivable," net of reserves (excluding from such reserves any and all reserves associated with the "Richard Allen receivable"), of the Seller with respect to the Business have arisen, and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Seller's business consistent with past practice and established in the ordinary course of such Seller's business consistent with past practice and (ii) each of the accounts receivable, except for the "Richard Allen receivable," net of reserves (excluding from such reserves any and all reserves associated with the "Richard Allen receivable"), of the Seller with respect to the Business either has been or will be collected in full, without any set-off other than against the reserves established on the Closing Date Balance Sheet (excluding from such reserves any and all reserves associated with the "Richard Allen receivable"), within 90 days after the day on which it first becomes due and payable.

     5.19 Inventories. As reflected on the Financial Statements, the inventories
          -----------
of the Seller have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Except as reflected in the June 30 Balance Sheet referred to in section 5.5, the inventories of the Business do not contain items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in section 5.19 of the Disclosure Letter, the Seller with respect to the Business is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     5.20 Product Claims. No product liability claim is pending, or to the best
          --------------

knowledge of each of the Seller and the Shareholder threatened, against the Seller or, to the best knowledge of each of the Seller and the Shareholder, against any other party with respect to the products of the Business. Section
5.20 of the Disclosure Letter lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Seller (or in respect of which the Seller or any Shareholder has received notice) with respect to the products of the Business or the Seller during the last five years. Claims not listed in section 5.20 of the Disclosure Letter do not aggregate more than $20,000.

     5.21 Warranties and Returns. Section 5.21 of the Disclosure Letter sets
          ----------------------

forth a summary of the practices and policies followed by the Seller with respect to warranties and returns of any products manufactured or sold by, in or for the Business, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth in section 5.21 of the Disclosure Letter, there is not presently, nor, to the best knowledge of each of the Seller and the Shareholder, was there from December 31, 1995 until December 12, 1997, any failure or defect in any product sold by, in or for the Business that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Buyer in excess of $10,000 in the aggregate for all such transactions with respect to products sold by it since December 12, 1997 or, to the best knowledge of each of the Seller and the Shareholder, from December 31, 1995 until December 12, 1997.

     5.22 Assets Utilized in the Business. Except as set forth in section 5.22
          -------------------------------

of the Disclosure Letter, the assets, properties and rights owned, leased or licensed by the Seller or used in connection with the Business and that will be owned, leased or licensed by the Seller as of the Closing Date, and all the agreements to which the Seller is a party, constitute all of the properties, assets and agreements necessary to the Seller in connection with the operation and conduct by the Seller of the Business as presently and as proposed to be conducted. Included in section 5.22 of the Disclosure Letter are all services provided by the Shareholder to the Seller and all other arrangements involving the Shareholder and the Seller that are not included in the Acquired Assets or the Business.

     5.23 Insurance. Section 5.23 of the Disclosure Letter contains a complete
          ---------
and correct list of all policies of insurance of any kind or nature covering the Seller, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are sufficient for compliance with all material requirements of law and of all applicable material agreements and (ii) are valid, outstanding and enforceable policies. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 12, 1997, the Seller has not been, and, to the best knowledge of each of the Seller and the Shareholder, from December 31, 1995 until December 12, 1997, was not denied any insurance coverage which it requested.

     5.24 Delivery of Documents; Corporate Records. The Seller has heretofore
          ----------------------------------------
delivered to the Buyer true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 5 or in the Schedules to this Agreement and copies of the minute and stock record books of the Seller. The minute and stock record books of the Seller contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and any committee thereof) and the shareholders of the Seller since December 31, 1994.

     5.25 Customers, Suppliers and Distributors. Section 5.25 of the Disclosure
          -------------------------------------
Letter sets forth (i) the sales of the Business for the ten months ended October 31, 1998, (ii) the ten customers with the highest dollar volume of purchases from the Business during such period indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers of the Business during such period. There has not been any adverse change in the business relationship of the Seller with any such customer or supplier, and neither Seller nor the Shareholder is aware of any threatened loss of any such customer or supplier. The Seller has no distributors with respect to the Business.

     5.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------

other labor troubles pending or, to the best knowledge of the Seller and the Shareholder, threatened with respect to the employees of the Seller; to the best knowledge of the Seller and the Shareholder, no representation questions exist; there is no collective bargaining agreement binding on the Seller and there is no agreement which restricts the Seller from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Seller's business, or the financial condition or prospects of the Seller, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Seller has not experienced any work stoppage since December 12, 1997 and, to the best knowledge of each of the Seller and the Shareholder, from December 31, 1995 until December 12, 1997.

     5.27 Directors, Officers and Certain Employees. Section 5.27 of the
          -----------------------------------------
Disclosure Letter sets forth a complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Seller who is a party to an employment agreement with the Seller or who received annual compensation during the Seller's current fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. Neither the Seller nor the Shareholder is aware of any employee in the Seller's senior management who intends to terminate his or her relationship with the Business, either as a result of the transactions contemplated hereby or otherwise. The persons identified in section
5.27 of the Disclosure Letter are the Seller's key employees.

     5.28 Year 2000. Except as set forth in section 5.28 of the Disclosure
          ---------
Letter, all of the Seller's systems, software, data and databases (other than data provided to it by its customers) (collectively, the "Systems") are Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing;
(ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependent data; and (iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

     5.29 No Misstatements or Omissions. No representation or warranty by the
          -----------------------------
Seller or the Shareholder contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit, the Disclosure Letter dated the date hereof and addressed to the Buyer from the Seller (the "Disclosure Letter") or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Buyer or hereafter furnished to the Buyer pursuant to this Agreement, contains or will, at any time at or prior to the Closing, contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

6.   Representations and Warranties of the Buyer.

     The Buyer represents and warrants to the Seller as follows:

     6.1 Organization. The Buyer is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Buyer has heretofore delivered to the Seller true, correct and complete copies of its certificate of incorporation and bylaws as currently in effect.

     6.2 Authorization; Validity of Agreement. The Buyer has the requisite
         ------------------------------------
corporate power and authority to execute, deliver and perform this Agreement and each other agreement executed or to be executed by the Buyer pursuant to the terms of this Agreement (collectively, the "MedSource Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and the MedSource Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the MedSource Agreements by the Buyer and the consummation of the transactions contemplated hereby. This Agreement and each MedSource Agreement has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery of this Agreement by the Seller and each Shareholder, is a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

     6.3  No Violations; Consents and Approvals.
          -------------------------------------

          (1) The execution, delivery and performance of this Agreement and the MedSource Agreements by the Buyer do not, and the consummation by the Buyer of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or Bylaws of the Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the MedSource Agreements by the Buyer or the consummation by the Buyer of the transactions contemplated hereby and thereby.

     6.4 Litigation. There is no Proceeding pending nor, to the best knowledge
         ----------
of the Buyer, is there any investigation or Proceeding threatened, which involves or affects the Buyer, by or before any court, Governmental Entity or arbitration panel or any other Person.

7.   Other Agreements of the Parties.

     7.1 Conduct of Business. During the period from the date hereof (or
         -------------------
earlier, as set forth below) through the Closing Date, the Seller shall conduct the Business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, the Seller shall not, except as the Buyer may otherwise consent to in writing:

          (1) amend its certificate of incorporation or bylaws, except as would not have an adverse effect on, or change in, the ability of each of the Seller and the Shareholder to consummate the transactions contemplated hereby;

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any shareholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to the Shareholder, any of the Shareholder's Affiliates, any Person (other than institutional bank lenders) to which the Seller has any liability (other than trade accounts payable incurred in the ordinary course of business, subject to the other provisions of this section 7) or any officer or director of the Seller, except as would not have an adverse effect on, or change in, the ability of each of the Seller and the Shareholder to consummate the transactions contemplated hereby;

          (4) (i) incur or assume any indebtedness, other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices), except as would not have an adverse effect on, or change in, the ability of each of the Seller and the Shareholder to consummate the transactions contemplated hereby;

          (5) other than in the ordinary course and consistent with past practice, enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) with respect to the Business or any of the Acquired Assets;

          (6) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction with respect to the Business or any of the Acquired Assets;

          (7) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees with respect to the Business or any of the Acquired Assets;

          (8) other than in the ordinary course and consistent with past practice, modify any policy or procedure with respect to credit to customers or collection of receivables with respect to the Business or any of the Acquired Assets, including, without limitation, collect more than $10,000 per month in connection with the "Richard Allen receivable" without making an adjustment to the Net Asset Amount, as provided in section 3.3(b);

          (9) pay, discharge or satisfy before it is due any claim or liability of the Seller, or fail to pay any such item in a timely manner given the Seller's prior practices with respect to the Business or any of the Acquired Assets;

          (10) waive any claims or rights of substantial value with respect to the Business or any of the Acquired Assets;

          (11) except to the extent required by applicable law, change any accounting principle or method or make any election with respect to, or that could have any effect on, any of the Acquired Assets or the Business for purposes of foreign, federal, state or local income Taxes;

          (12) other than in the ordinary course and consistent with past practice, take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Seller with respect to the Business or any of the Acquired Assets;

          (13) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $25,000, with respect to the Business or any of the Acquired Assets;

          (14) except in the ordinary course of business and consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract or Approval;

          (15) except in the ordinary course of business consistent with past practice, extend or renew any Material Contract; or

          (16) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     7.2 Access and Information. From the date hereof until the Closing Date,
         ----------------------
the Seller shall, and shall cause each of the Seller's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer reasonable access, during normal business hours, to
(A) the offices, properties, plants, other facilities, books, Contracts and records of the Seller and any records concerning the Seller maintained and accumulated by its representatives, and (B) those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Seller or the Acquired Assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer such additional financial and operating data and other information regarding the Acquired Assets (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Seller as the Buyer may from time to time reasonably request.

     7.3  Tax Returns; Taxes.
          ------------------

          (1) The Seller and the Shareholder shall duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Seller or that include or relate to the Acquired Assets or the Business, which Tax Returns shall be true, complete and correct, and shall duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date and could result in a Lien on any Acquired Asset or the Business, and has recorded a provision on the books and records of the Seller in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Seller shall provide to the Buyer true, complete and correct copies of such Tax Returns and all correspondence, reports and documents relating to any Tax Proceeding with respect thereto. The Seller shall duly and timely comply with all applicable laws relating to the allocation or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

          (2) The Seller and the Shareholder shall indemnify the Buyer and Affiliates, (collectively, the "Taxpayer"), and hold the Taxpayer harmless, on an after-Tax basis, from and against any (i) Taxes with respect to the Business or any of the Acquired Assets for any period on or before the Closing Date for which the Taxpayer is or may be liable, (ii) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment with respect to a period on or before the Closing Date and (iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Buyer or its Affiliates in connection therewith or in enforcing its rights or collecting any amounts due hereunder. This indemnity shall apply notwithstanding any investigation made by the Buyer in connection with the transactions contemplated by this Agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto.

          (3) The Buyer shall promptly forward to the Shareholder a copy of all written communications from any Governmental Authority received by the Taxpayer relating to any period on or before the Closing Date. The Shareholder shall promptly forward to the Buyer a copy of all written communications from any Governmental Authority received by the Seller or the Shareholder relating to any period on or before the Closing Date for which the Taxpayer is or may be liable.

          (4) The Buyer shall not settle or make any payment of any amount claimed to be due with respect to a proposed adjustment described above for at least 15 days after giving notice thereof to the Shareholder under section 7.3(c) hereof. If, within such 15-day period, the Buyer receives from the Shareholder in writing a request that the proposed adjustments be contested, which includes a reasonable basis in fact or in law for such contest, and acknowledges its liability under this indemnity, the Taxpayer shall contest such proposed adjustments in good faith and agrees to consult with the Shareholder regarding the contest and to keep the Shareholder informed as to its progress, all at the Shareholder's expense. The Shareholder shall cooperate with the Taxpayer in connection with any Proceeding. The Shareholder may participate in the Proceeding at its own expense; provided, however, that the Taxpayer shall
                                      --------  -------
retain full control over the Proceeding. The decision of a court of competent jurisdiction as to the outcome of such contest which has become final shall be conclusive and binding on the parties. The Taxpayer shall not be required to appeal.

          (5) Any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the period before the Closing Date and the balance of the period in accordance with this section 7.3(e). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of business on the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the period on or before the Closing Date and the balance of the period on the basis of an interim closing of the books at the close of the Closing Date, except that exemptions, allocations and deductions calculated on an annual basis shall be apportioned on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the period. Notwithstanding the foregoing, any real estate or personal property Taxes shall be allocated on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the applicable period.

          (6) The Seller hereby agrees to comply with the notice and other requirements of the General Laws of the Commonwealth of Massachusetts of 1932, Chapter 62C, section 51.

     7.4 Notice of Developments. Prior to the Closing Date, the Seller shall
         ----------------------
promptly notify the Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Acquired Assets, liabilities, Business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Seller.

     7.5 Non-Disclosure of Confidential Information. From and after the date
         ------------------------------------------
hereof, the Seller and the Shareholder agree not to divulge, communicate, use to the detriment of the Buyer or for the benefit of any other Person not a party to this Agreement, or misuse in any way, any confidential information or trade secrets included in or relating to the Acquired Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data. From and after the date hereof, the Buyer agrees that any of the Seller's confidential information or trade secrets received by the Buyer will not be divulged or communicated to any other Person or used for any purpose other than to evaluate the transaction contemplated by this Agreement. The Buyer's obligation pursuant to the preceding sentence shall terminate upon consummation of the transactions contemplated by this Agreement. If this Agreement shall terminate pursuant to section 10.1, the Buyer shall, after receipt of a written request from the Seller, return to the Seller any documents or other materials received from the Seller.

     7.6 No Solicitation of Employees, Suppliers or Customers. Neither the
         ----------------------------------------------------
Seller nor the Shareholder shall, and neither shall permit any Affiliate of the Seller or the Shareholder to, from and after the Closing Date, and for a period of three years thereafter, directly or indirectly, for itself or on behalf of, or in association with, any other Person, (a) employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of the Buyer, or (b) contact any supplier of the Buyer, any customer of the Buyer or any such employee of the Buyer for the purpose of (i) soliciting
(A) any customer of the Buyer with respect to the Competing Business (as defined in section 7.7(a), (B) any such employee of the Buyer or (C) or any supplier of the Buyer with respect to the Competing Business, or (ii) diverting (A) any supplier from the Buyer, (B) any customer from the Buyer with respect to the Competing Business or (C) any such employee from the Buyer. For the purposes of this section 7.6 and section 7.7(a), the definition of "Affiliate" shall (w) exclude any Person who purchases the business of the Shareholder by way of a merger, stock purchase or sale of all or substantially all of the assets of the Shareholder and (x) exclude any Person, other than William G. Lyons to the extent provided in the following subsection (z), who, on the date hereof, is a director of the Seller or the Shareholder and is not an employee of, or consultant to, either of them and (y) exclude any Person, other than William G. Lyons to the extent provided in the following subsection (z), not an affiliate of the Seller or the Shareholder on the date hereof and (z) include William G. Lyons until December 11, 2000.

     7.7 Non-Competition.
         ---------------

          (1) Until the third anniversary of the Closing Date, none of the Seller, the Shareholder or any Affiliate of either the Seller or the Shareholder shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in the manufacture, sale or marketing of products competing with (x) specific products being manufactured, sold or marketed out of the Brimfield, Massachusetts facility of the Seller on the Closing Date or (y) specific products that are proposed to be manufactured, sold or marketed by the Business and with regard to which the Business has contacted current or potential customers, or develops plans to do so on or before the Closing Date (the manufacture, sale or marketing of the products described in the foregoing clauses (x) and (y) are collectively referred to as the "Competing Business"),
(ii) compete with the Competing Business in any way or (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that competes with the Competing Business in any way.

          (2) The parties hereto intend that the covenant contained in section 7.7(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 7.7(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 7.7(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (3) The Seller and the Shareholder acknowledge that the provisions of this section 7.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the other partes hereto and are an essential inducement to the other's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

     7.8 Public Statements. From and after the date hereof and until the Closing
         -----------------
Date, none of the Buyer, the Shareholder nor the Seller shall, or permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority or the Shareholder reasonably determines that such disclosure is appropriate to satisfy its obligations as a public company, in which cases the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure. The parties acknowledge that the Shareholder has already issued a press release with respect to the letter of intent executed by the parties.

     7.9 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

     7.10 Change of Name. Simultaneously with the Closing, the Seller shall take
          --------------
such action necessary to change its name to a name that does not include the words "Brimfield" or "precision."

     7.11 Cooperation on Taxes. Each of the Seller, the Shareholder and the
          --------------------
Buyer shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to, defend or prosecute any Tax Proceeding, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues.

     7.12 Employees.
          ---------

          (1) The Buyer and the Seller shall prepare a mutually agreeable list of employees of the Seller to be attached to this Agreement as section 7.12(a) of the Disclosure Letter. The Buyer shall offer employment effective as of the Closing to all employees of the Seller listed in section 7.12(a) of the Disclosure Letter (all such employees who accept such offer of employment being referred to as the "Transferred Employees"). The Seller shall obtain, and provide the Buyer with the written agreement of each Transferred Employee consenting to the Buyer's review of the personnel file of such Transferred Employee. In addition to the obligation of the Seller set forth below, all responsibility for employees of the Seller, other than Transferred Employees, including, without limitation, claims arising out of the decision not to include such employees in section 7.12(a) of the Disclosure Letter, shall be Excluded Liabilities.

          (2) The Buyer shall not be responsible for any payments, expenses and costs paid or required to be paid in connection with the employment or termination of employment of any employees of the Seller who are not listed in section 7.12(a) of the Disclosure Letter or who are listed in section 7.12(a) of the Disclosure Letter and do not accept the Buyer's offer of employment with the Buyer.

          (3) Except to the extent expressly provided in the other subsections of this section 7.12, the Seller shall remain responsible for (A) payment of any and all wages, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment or similar benefits (whether arising under any plan, program, policy or arrangement of the Seller or under applicable local law), payroll taxes and other payroll related expenses and (B) payments to or under employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained or contributed to by the Seller, in either case arising out of or relating to the employment of any of the Transferred Employees by the Seller on or prior to the Closing.

          (4) The Buyer shall only assume responsibility for the Seller's liability for accrued vacation pay only to the extent such liability is expressly included in the Assumed Liabilities.

          (5) The Seller shall retain responsibility and liability for all workers' compensation claims of the Transferred Employees to the extent relating to events, conditions or circumstances that occur or exist on or prior to the Closing. Notwithstanding the foregoing, the Buyer may, at its election, assume responsibility for the supervision, defense or settlement of any such workers' compensation claims at the Seller's cost and expense, provided that such costs and expenses are reasonable. The Buyer shall keep the Seller reasonably apprised of the status of such workers' compensation claims. The Seller may, at its own expense, participate in the supervision, defense or settlement of any such workers' compensation claims, and shall cooperate in the supervision, defense or settlement of any such workers' compensation claims if requested to do so by the Buyer. The Buyer shall have sole responsibility and liability for any workers' compensation claims of Transferred Employees to the extent relating to any event, condition or circumstance that occurs after the Closing.

          (6) In respect of grievances or EEOC Claims of Transferred Employees to the extent relating to their employment by the Seller, including, without limitation, any such EEOC Claims filed before state or local authorities for which payment has not been made prior to the Closing, the Seller shall retain responsibility and liability for all amounts due with respect thereto, including, without limitation, the payment of any amounts in the nature of back pay or employee compensation, and any state or federal taxes in connection with such back pay or employee compensation. Handling of such grievances and EEOC Claims shall be at the Seller's cost and expense. The Buyer shall have sole responsibility and liability for any EEOC Claims of Transferred Employees that relate to their employment with Buyer.

          (7) Nothing in this section 7.12 shall limit the at will nature of the employment of the Transferred Employees or the right of the Buyer to alter or terminate any employee benefit plan.

          (8) The Buyer shall establish a tax qualified 401(k) plan as soon as practicable following the Closing, and such plan will permit Transferred Employees to roll over their accounts from the Seller's "Brimfield Precision, Inc. 401(k) Savings and Retirement Plan."

     7.13 Consents; Releases. The Seller and the Shareholder shall use all
          ------------------
commercially reasonable efforts to cause the Seller to receive all Consents on or prior to the Closing Date, each of which Consents are set forth in section 5.4(b) of the Disclosure Letter. At or prior to the Closing, the Shareholder and the Seller shall cause the Business and the Acquired Assets to be released from all liabilities, liens or other obligations not constituting an Assumed Liability, a schedule of which is set forth in section 7.13 of the Disclosure Letter.

     7.14 Exclusivity. From and after the date hereof and unless and until this
          -----------
Agreement is terminated as provided in section 10, neither the Seller nor the Shareholder shall, and neither shall knowingly permit the Seller or any of their respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, or enter into any agreement with, any third party, in each case other than the Buyer, that involves the sale, joint venture or the other disposition of all or any portion of the Acquired Assets or the Business or any merger, consolidation, recapitalization or other business combination of any kind involving the Seller. If the Seller or any Shareholder receives or becomes aware of any such offer or proposed offer, the Seller or such Shareholder, as the case may be, shall promptly notify the Buyer.

     7.15 Reserved.
          --------

     7.16 Interests in Real Property. At the Closing, the Shareholder shall
          --------------------------
cause the Seller to obtain, and the Seller shall obtain, the following documents with respect to the transfer of interests in real property:

          (1) a deed (the "Deed") in the form attached hereto as Exhibit
7.16(a);

          (2) The Deed shall be in recordable form. The Deed shall have affixed thereto any requisite surtax and documentary tax stamps, in proper amount, affixed and at the Seller's sole cost and expense. At the Closing, the Seller shall pay the appropriate tax collecting agency all taxes and charges in connection with the sale and transfer of the Owned Real Property by the Seller to the Buyer and the recording of the Deed;

          (3) (i) true and complete material maintenance records for the Real Property; (ii) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Real Property; (iii) all original material licenses and permits, authorizations and approvals pertaining to the Real Property; and (iv) all material guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Real Property;

          (4) such affidavits, indemnities and information as the Buyer's title insurance company shall reasonably require in order to issue policies of title insurance in the form required by this Agreement;

          (5) to the extent available, a set of plans and specifications of the buildings and all improvements comprising a part of the Real Property;

          (6) The following are to be apportioned between the parties as of and on the Closing Date:

               (1) ad valorem, real estate and personal property taxes, water charges, and sewer rents; and

               (2) utilities, including telephone, steam, electricity and gas;
and

          (7) the Seller and the Shareholder hereby jointly and severally covenant and agree that, after the Closing Date and at their sole cost and expense, they shall promptly commence and diligently pursue to completion a "quiet title" action to ensure that the mortgage by William G. Lyons to Quaboag Development Company, Inc. in the original principal amount of $8,500 dated January 22, 1976 and recorded in the Hampden County Registry of Deeds in Book 4225, page 22 is removed of record.

     7.17 Information and Payroll Systems. The Buyer hereby agrees to allow the
          -------------------------------
Seller to use the information and payroll systems included in the Acquired Assets until March 31, 1999, and the Seller hereby agrees to pay the Buyer commercially reasonable rates for the use of such systems.

     7.18 Accounts Receivable.
          -------------------

          (1) After the Closing, the Seller shall permit the Buyer to collect, in the name of the Seller, all accounts receivable constituting part of the Acquired Assets and to endorse with the name of the Seller for deposit in the Buyer's account any checks or drafts received in payment thereof. The Seller shall take any and all steps reasonably requested by the Buyer to effectuate the intent of the preceding sentence.

          (2) The Seller shall promptly turn over to the Buyer any cash, checks or other property that it may receive after the Closing in respect of any receivable constituting part of the Acquired Assets.

8.   Conditions Precedent to the Closing.

     8.1 Conditions Precedent to the Buyer's Obligations to Close. The
         --------------------------------------------------------
obligation of the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that
                                                      --------  -------
the Buyer shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Seller or any Shareholder from any covenant, obligation or agreement contained herein or from any liability for any loss or damage sustained by the Buyer by reason of the breach by the Seller or any Shareholder of any covenant, obligation or agreement contained herein or by reason of any misrepresentation made by the Seller or any Shareholder; and provided, further, however, that the
                                           --------  -------  -------
Buyer's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Seller and the Shareholder contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date; provided, however, that if any representation or warranty is
              --------  -------
already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects.

          (2) The covenants and agreements of the Seller and the Shareholder contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all material respects.

          (3) The Buyer shall have received (i) a certificate dated the Closing Date and executed by an executive officer of the Seller, and (ii) a certificate dated the Closing Date and executed by the Shareholder, in each case certifying the satisfaction of the conditions referred to in sections 8.1(a) and (b).

          (4) The Buyer and the Seller shall have received, each in form and substance reasonably satisfactory to the Buyer, all Consents of, and estoppel certificates and releases from, and shall have delivered all notices to, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Buyer to conduct and operate the Business, which Consents, notices and estoppel certificates are listed in section 5.4(b) of the Disclosure Letter and which releases are listed in section
7.13 of the Disclosure Letter.

          (5) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Business.

          (6) The Buyer shall have received a certificate of the Seller (the "Seller's Secretary's Certificate") certifying the resolutions duly and validly adopted by the Board of Directors and the Shareholder of the Seller, its authorization of the execution and delivery of this

Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Seller authorized to sign this Agreement and the other Transaction Documents.

          (7) The Buyer shall have received a certificate of the Shareholder (the "Shareholder's Secretary's Certificate") certifying the resolutions duly and validly adopted by the Board of Directors of the Shareholder, its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Shareholder is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Shareholder authorized to sign this Agreement and the other Transaction Documents.

          (8) The Buyer shall have received all such documents and instruments including, without limitation, such deeds of transfer and title reports with respect to the transfer of all legal rights in the real property to be transferred pursuant to this Agreement.

          (9) The form and substance of all certificates, transfer documents, title reports, deeds, opinions, consents, instruments and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel.

          (10) The Buyer shall have received from counsel for the Seller and the Shareholder an opinion dated the Closing Date in the form of Exhibit 8.1(j) attached hereto.

          (11) The Buyer shall have received from the Seller at the Closing a certificate of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder.

          (12) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (13) The Buyer shall have received at the Buyer's expense an owner's extended coverage policy of title insurance with respect to the Owned Real Property (or a marked-up and signed title commitment if the policy of insurance is not customarily issued on the Closing Date in one or more of the relevant locales), issued on the date of Closing by a title insurance company acceptable to counsel for Buyer. Such title insurance policy shall be in an amount designated by Buyer and shall insure the Buyer's ownership of fee title to the Owned Real Property and to all buildings, structures and improvements located thereon, free and clear of all Liens. At Buyer's sole option and expense, each such policy shall include an ALTA-9 comprehensive endorsement. Such title insurance policy shall otherwise be in form reasonably satisfactory to counsel to Buyer.

     8.2 Conditions Precedent to the Seller's Obligations to Close. The
         ---------------------------------------------------------
obligation of the Seller and the Shareholder to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Seller
                                          --------  -------
shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Buyer from any covenant, obligation or agreement contained herein or from any liability for any loss or damage sustained by the Seller by reason of the breach by the Buyer of any covenant, obligation or agreement contained herein, by reason of any misrepresentation made by the Buyer; and provided further, however, that the
                                         -------- -------  -------
Seller's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date; provided,
                                                                    --------
however, that if any representation or warranty is already qualified by
-------
materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects. .

          (2) The covenants and agreements contained in this Agreement to be complied with by the Buyer on or before the Closing Date shall have been complied with in all material respects.

          (3) The Seller shall have received a certificate dated the Closing Date and executed by an officer of the Buyer, certifying to the satisfaction of the conditions referred to in sections 8.2(a) and (b).

          (4) The Seller shall have received a certificate of the Secretary of the Buyer (the "Buyer Secretary's Certificate") certifying the resolutions duly and validly adopted by the Buyer evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Buyer authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

          (5) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Seller under this Agreement shall be satisfactory in all reasonable respects to the Seller and its counsel.

          (6) The Seller shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for the Buyer, an opinion dated the Closing Date in the form of Exhibit 8.2(f) attached hereto.

          (7) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

          (8) The Seller shall have received a Bill of Sale, Assignment and Assumption Agreement duly executed by the Buyer, in which, among other things, the Buyer agrees to assume the Assumed Liabilities, in the form of Exhibit 8.2(h) attached hereto (the "Bill of Sale, Assignment and Assumption Agreement").

          (9) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

9.   Documents to be Delivered at the Closing.

     9.1 Deliveries of the Seller and the Shareholder. At the Closing, the
         --------------------------------------------
Seller and the Shareholder shall deliver or cause to be delivered the following items to the Buyer:

          (1) the Settlement Escrow Agreement, each duly executed by the Seller;

          (2) the Bill of Sale, Assignment and Assumption Agreement duly executed by the Seller that, among other things, conveys, transfers and sells to the Buyer all right, title and interest of the Seller in and to the Acquired Assets;

          (3) the releases referred to in section 7.13;

          (4) the certificates referred to in section 8.1(c) duly executed by an executive officer of the Seller and by the Shareholder;

          (5) the Consents referred to in section 8.1(d);

          (6) the Seller's Secretary's Certificate referred to in section 8.1(f), duly executed by the Secretary of the Seller, and the Shareholder's Secretary's Certificate referred to in section 8.1(g), duly executed by the Secretary of the Shareholder;

          (7) the opinion of counsel to the Seller referred to in section
8.1(j);

          (8) the certificate referred to in section 8.1(k); and

          (9) a Tax, lien and judgment search of the Seller and the Acquired Assets showing no items not disclosed in any section of the Disclosure Letter and UCC-3 termination statements with respect to any of the Acquired Assets appearing in such lien search.

     9.2 Deliveries of the Buyer. At the Closing, the Buyer shall deliver or
         -----------------------
cause to be delivered the following items to the Seller:

          (1) the Settlement Escrow Agreement, duly executed by the Buyer,

          (2) the certificate referred to in section 8.2(c) duly executed by an officer of the Buyer;

          (3) the Buyer Secretary's Certificate referred to in section 8.2(d) duly executed by the Secretary of the Buyer;

          (4) the opinion of counsel to the Buyer referred to in section 8.2(f);

          (5) the Fixed Amount and the Additional Amount, if any, subject to preliminary adjustment in the aggregate as provided in section 3.3(b); and

          (6) the Bill of Sale, Assignment and Assumption Agreement duly executed by the Buyer.

10.  Termination of the Agreement.

     10.1 Termination.
          -----------

          (1) This Agreement may be terminated:

               (1) Reserved.

               (2) by the Buyer, on or before January 5, 1999, in the event the Buyer shall not have received a copy of a Phase I Environmental Report relating to the Seller's Real Property that shall be satisfactory in the sole judgment of the Buyer; or

               (3) by the Buyer on or before January 29, 1999, in the event:

                    (1) the Buyer shall not have received, at its own cost and expense, a current survey of the Owned Real Property, in form and revealing a state of facts reasonably satisfactory to counsel for Buyer, that (i) is prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the Commonwealth of Massachusetts and (ii) shows (x) the absence of any title defects, (y) the location of all easements burdening such parcel and the absence of any encroachment by any Improvement onto the area of any such easement and (z) unrestricted access from such parcel to a public street at and over the driveways and accessways currently being used in connection with the operation of such parcel; OR

                    (2) the Buyer shall not have received a copy of an inspection report prepared by a structural engineering firm relating to the Real Property that shall be satisfactory in the reasonable judgment of the Buyer.

          (2) This Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual agreement of the Buyer and the Seller;

               (2) by the Buyer or the Seller (if such party is not in material breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before March 31, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

               (3) by either the Buyer or the Seller in the event of a material breach by or default of the other party hereto.

          (3) Notwithstanding anything herein to the contrary, if this Agreement has not previously terminated pursuant to the terms hereof, this Agreement shall terminate thirty-one days after the date hereof if the Buyer has not then delivered $150,000 to the Escrow Agent, as contemplated by section 1.4.

     10.2 Liability of the Parties.
          ------------------------

          (1) Upon termination of this Agreement pursuant to section 10.1(a) or
(c), all obligations of the parties hereunder shall terminate, except for obligations that arise pursuant to section 1.4.

          (2) Upon termination of this Agreement pursuant to section 10.1(b), all obligations of the parties hereunder shall terminate except those under section 1.4 and section 12; provided, however, that no such termination shall
                            --------  -------
relieve the Seller or the Shareholder of any liability to the Buyer, or the Buyer of any liability to the Seller, by reason of any breach of or default under this Agreement.

11.  Survival.

     11.1 Survival of Representations and Warranties of the Seller and the
          ----------------------------------------------------------------
Shareholder. Notwithstanding any right of the Buyer fully to investigate the
-----------
affairs of the Seller and the Shareholder and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations and warranties of the Seller contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until eighteen months after the Closing Date, and the Seller's and the Shareholder's liability in respect of any breach of any such representation or warranty shall terminate eighteen months after the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3. The foregoing notwithstanding, the representations and warranties contained in (i) section
5.16 shall survive the Closing and the Seller's and the Shareholder's liability in respect of any breach thereof shall continue until the fifth anniversary of the Closing Date, and (ii) sections 5.3, 5.12(a) and 5.14 shall survive the Closing and the Seller's and the Shareholder's liability in respect of any breach thereof shall continue until 60 days after the expiration of all applicable statutes of limitation, including extensions and waivers, except for liability in the preceding clauses (i) and (ii) with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

     11.2 Survival of Representations and Warranties of the Buyer. The Seller
          -------------------------------------------------------
and the Shareholder have the right to rely fully upon the representations and warranties of the Buyer contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until eighteen months after the Closing Date, and Buyer's liability in respect of any breach of any such representation or warranty shall terminate eighteen months after the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

     11.3 Survival of Obligations Under Section 12.1(d). The Seller's and the
          ---------------------------------------------
Shareholder's obligation pursuant to section 12.1(d) shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the fifth anniversary of the Closing Date, except for liability with respect to which notice shall have been given to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

12.  Indemnification.

     12.1 Indemnification by the Seller and the Shareholder. Subject to the
          -------------------------------------------------
limitations contained in section 11 and section 12.4, the Seller and the Shareholder shall jointly and severally indemnify and defend the Buyer and each of its officers, directors, employees, shareholders, agents, advisors and representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (1) any breach of any representation or warranty made by the Seller or the Shareholder contained in this Agreement or in any other Transaction Document or in respect of any third party claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) either the Seller's or the Shareholder's failure to perform or to comply with any covenant or other agreement required to be performed or complied with by the Seller or the Shareholder contained in this Agreement or in any other Transaction Document;

          (3) the ownership or operation of the Business or Acquired Assets prior to the Closing Date except for the Assumed Liabilities; or

          (4) each and every Environmental Claim or any other violation of Environmental Law, or alleged Environmental Claim, or any other alleged violation of Environmental Law, against the Buyer arising out of or relating to any fact, condition, act or omission in each case with respect to the Business or any of the Acquired Assets, or alleged fact, condition, act or omission that existed on or prior to the Closing Date.

     12.2 Indemnification by the Buyer. Subject to the limitations contained in
          ----------------------------
section 11 and section 12.4, the Buyer shall indemnify and defend the Seller and the Shareholder and each of the Seller's officers, directors, employees, shareholders, agents, advisors and representatives (each, a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any Damages that such Seller Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (1) any breach of any representation or warranty made by the Buyer contained in this Agreement or in any other Transaction Document or in respect of any third party claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) the Buyer's failure to perform or to comply with any covenant or other agreement required to be performed or complied with by the Buyer contained in this Agreement or in any other Transaction Document; or

          (3) the acts or inactions relating to the Business or Acquired Assets arising from events first occurring after the Closing.

     12.3 Indemnification Procedures.
           --------------------------

          (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 12.1 or 12.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 12, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any
                           --------  -------
indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (2) (i) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party).

               (ii) Anything in section 12.3(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (3) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto after giving notice of such action to the indemnifying party, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

          (4) Any payment pursuant to this section 12 shall be treated as an adjustment to the purchase price for the Acquired Assets.

     12.4 Limitations on Indemnification by the Seller and the Shareholder.
          ----------------------------------------------------------------

          (a) The Seller and the Shareholder shall have indemnification obligations pursuant to section 12.1(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in section 5.3, only if and only to the extent that the aggregate of all Damages resulting from such actual breaches, or claimed breaches by third parties, shall exceed $100,000. Anything to the 44contrary notwithstanding, neither the Seller nor the Shareholder shall have any liability pursuant to (i) section 12.1(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in section 5.3) or (ii) section 12.1(d), in each case, for and to the extent that the aggregate amount of the Damages set forth in the preceding clauses (i) and (ii) exceeds $3,000,000. For the purposes of determining whether any Buyer Indemnitee is able to seek indemnification from the Seller or the Shareholder under section 12.1(a) for any breach or alleged breach of any representation or warranty in this Agreement, the use of the terms "knowledge," "best of (a party's) knowledge" or "material," other than the use of such terms, if any, in section 5.10(f), shall be disregarded and any and all claims for such indemnification shall be determined as if no such terms were present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the terms "knowledge," "best of (a party's) knowledge" and "material" is to determine whether the conditions set forth in section 8.1 have been satisfied.

          (b) The limitations set forth in paragraph (a) of this section 12.4 shall not limit or reduce the Seller's and the Shareholder's obligations to indemnify the Buyer in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in section 5.3.

          (c) In the event that any Damages of the Buyer are covered by insurance proceeds or other reimbursement obligations, whether maintained by the Buyer or the Seller, the Buyer shall not be deemed to have any Damages if and to the extent that the Buyer actually realizes the proceeds of such insurance or other reimbursement obligations, which payments shall in no event be included in the basket set forth in section 12.4(a).

13.  Miscellaneous.

     13.1 Transaction Fees and Expenses. Each party hereto shall bear such
          -----------------------------
costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

     13.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

         To the Buyer:

                  c/o Kidd & Company, LLC
                  Three Pickwick Plaza
                  Greenwich, Connecticut  06830
                  Attention:  Richard J. Effress
                  Telecopier No.: (203) 661-1839

         with a copy to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York  10036-8735
                  Attention:  Edward R. Mandell
                  Telecopier No.: (212) 704-6288

         To the Seller or the Shareholder at:

                  Image Guided Technologies, Inc.
                  5701-B Flatiron Parkway
                  Boulder, Colorado  80301
                  Attention:  Paul L. Ray, President
                  Telecopier No.: (303) 447-3905

         with respect to each of the Seller and the Shareholder, with a copy to:

                  Ireland, Stapleton, et al.
                  1675 Broadway, Suite 2600
                  Denver, Colorado  80202
                  Attention:  William E. Tanis
                  Telecopier No.: (303) 623-2062

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause
(b), the business day next following the date such notice or demand is sent. A copy of any notice to the Shareholder shall be sent concurrently to the Seller and a copy of any notice to the Seller shall be sent concurrently to the Shareholder.

     13.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     13.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. The Buyer's receipt of Tax Returns, waiver of bulk sales and other waivers and receipt of information contained herein shall not be deemed to waive the Buyer's rights under the indemnification provisions of section 12.

     13.5 Governing Law. This Agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the State of Delaware.

     13.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Delaware in connection with such Proceeding and waives any objection to venue in the State of Delaware, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 13.2.

     13.7 Remedies. In the event of any actual or prospective breach or default
          --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages. Notwithstanding anything herein to the contrary, the parties agree that the rights to indemnification set forth in section 12 of this Agreement shall be exclusive of any right to indemnification that such party (or its successors and assigns) would otherwise have by statute, common law or otherwise.

     13.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     13.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     13.10 Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of the Buyer's rights hereunder shall include any Affiliate of the Buyer and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated. Permitted assignees of the Seller's rights hereunder shall include any Affiliate of the Seller. Neither Buyer nor Seller may assign any of its obligations hereunder without the consent of the other party, except to a permitted assignee. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     13.11 Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     13.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

     13.13 Entire Agreement. This Agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Disclosure Letter, Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     13.14 Headings. The headings contained in this Agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

     13.15 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13.16 Bulk Sales Law. The parties waive compliance with the provisions of
          --------------
any bulk sales law that may be applicable to the transactions contemplated hereby.

          Seller:                                BRIMFIELD PRECISION, INC.


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


          Buyer:                                 BRIMFIELD ACQUISITION CORP.


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


          Shareholder:                           IMAGE GUIDED TECHNOLOGIES, INC.


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                                                    Name:
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